Exhibit 10.2

CERTAIN INFORMATION OF THIS DOCUMENT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***].”

PRECEDENT AGREEMENT

FOR FIRM NATURAL GAS TRANSPORTATION SERVICE

FOR THE RIO BRAVO PIPELINE

This Precedent Agreement for Firm Natural Gas Transportation Service (“Precedent Agreement”) is made and entered into effective as of this 2nd day of March, 2020 (the “Effective Date”), by and between Rio Grande LNG Gas Supply LLC, a Texas limited liability company having its principal office at 1000 Louisiana Street, 39th Floor, Houston, Texas, 77002 (“Customer”), and Rio Bravo Pipeline Company, LLC, a Texas limited liability company with offices at 5400 Westheimer Court, Houston, TX 77056 (“Transporter”). Customer and Transporter are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Affiliates of Customer are developing a natural gas liquefaction and export facility for the production and delivery of liquefied natural gas to be located at the Port of Brownsville, Texas, near a parcel of land having an address of 48326 Highway 48, Port Isabel, Texas 78587 (such facility, the “RGLNG Facility”);

WHEREAS, the Parties are parties to that certain precedent agreement for the interstate natural gas transportation project [***], for the construction of, and transportation service on, an interstate pipeline system with an aggregate of up to 4.5 million dekatherms (“MMDth”) per day (“MMDth/day”) of transportation capacity designed to extend from a receipt point at the Energy Transfer King Ranch Gas Plant in Kleberg County, Texas, to the RGLNG Facility, and for which the Federal Energy Regulatory Commission (“FERC”) issued a certificate of public convenience and necessity in Docket No. CP16-455-000 on November 22, 2019 [***];

WHEREAS, [***], such pipeline system, as further identified in and selected pursuant to this Precedent Agreement, the “Project” and each pipeline contemplated for the Project a “Pipeline”);

WHEREAS, Transporter currently intends to construct and install the Project sequentially utilizing two Pipelines [***], with each Pipeline being placed in service in distinct increments of pipeline transportation capacity of [***] MMDth/day (each an “Increment”) on which Customer will have the right to firm transportation service as further set forth herein;

WHEREAS, simultaneously with the execution of this Precedent Agreement, Customer has executed a precedent agreement for natural gas transportation service with an Affiliate of Transporter to provide Customer with interruptible transportation service from such Affiliate’s Valley Crossing Pipeline and to govern the development of an interconnection between the RGLNG Facility and the Valley Crossing Pipeline, supporting deliveries to the RGLNG Facility; and

WHEREAS, as further set forth in this Precedent Agreement, Customer may notify Transporter of its desired scope of the Project in order to provide the desired Increments of capacity from the proposed receipt points (the “Receipt Points” and each a “Receipt Point”) to the proposed delivery point (the “Delivery Point”) in accordance with Transporter’s FERC Gas Tariff (as filed with and approved by FERC, and as may be revised from time to time, the “Tariff”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Customer and Transporter agree as follows:

1.	Transporter Obligations and Regulatory Approvals.

1.1     Regulatory Approvals. Subject to the terms and conditions of this Precedent Agreement, Transporter shall proceed with commercially reasonable efforts to obtain from all governmental and regulatory authorities having competent jurisdiction over the Project, the authorizations, approvals (including, without limitation, with respect to a given Increment, the FERC certificate of public convenience and necessity and approval of a notice to proceed with construction of such Increment (the “FERC Approvals”)), permits, waivers and/or exemptions (collectively, the “Approvals”) Transporter determines are necessary: (a) for Transporter to construct, install, own, operate, and maintain the Project facilities necessary to provide the firm transportation service contemplated herein; and (b) for Transporter to perform its obligations as contemplated in this Precedent Agreement. Transporter reserves the right to file and prosecute any and all applications for such Approvals, any supplements or amendments thereto and, if necessary, any court review that are consistent with the Precedent Agreement in a manner it deems to be in the best interest of the Project. For all purposes under this Precedent Agreement, Approvals shall be considered issued when (1) duly granted by FERC or other governmental agency or authority having jurisdiction, (2) issued in form and substance reasonably acceptable to Transporter so as to permit Transporter to perform in a timely and economic manner all of its obligations under this Precedent Agreement and the Firm Service Agreements, and (3) final and no longer subject to rehearing or appeal, except for authorizations for which there is no deadline for rehearing or appeal; provided that Transporter may waive the requirement that such authorizations and Approvals required by Transporter be final and no longer subject to rehearing or appeal.

1.2     Interconnection. Transporter will work in good faith and use commercially reasonable efforts to negotiate and enter into any definitive interconnection agreements to facilitate the implementation of the terms and conditions of this Precedent Agreement.

1.3     Schedule; Information.

(a)     Customer shall deliver Facilities Notices to Transporter as provided in Section 5.1 and Section 5.2. [***].

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***].

(b)     [***].

1.4     Effects on RGLNG Facility. Prior to filing any application with FERC or any other governmental or regulatory authority that is required pursuant to applicable law in connection with an Approval necessary to construct the Project facilities (an “Application”), Transporter shall provide a substantially complete draft of such Application to Customer’s legal counsel for review. If Customer notifies Transporter [***] that, in Customer’s reasonable discretion, any specific portion of the Application could be expected to adversely affect the development of the RGLNG Facility by Rio Grande LNG, LLC and its Affiliates, Transporter shall use reasonable efforts to work with Customer to make changes to such portion of the Application to mitigate Customer’s concern. The term “Affiliate” shall mean, with respect to an entity, any entity that controls, is controlled by, or is under common control with, the relevant Party, with control meaning that an entity, directly or indirectly, has more than fifty percent (50%) of the voting rights in such entity, or otherwise has the ability to manage the operations of such entity. In no event shall Transporter’s or its Affiliate’s support of or cooperation with other developers, sponsors, owners, or customers of other liquefied natural gas facilities, in the form of a filing, statement, or otherwise, constitute a failure by Transporter or its Affiliate to comply with the requirements referenced in this Section 1.4 or any other provision of this Precedent Agreement.

2.	Customer Obligations.

2.1     Supply. Customer is solely responsible for securing gas supply and transportation service to each Receipt Point and from each Delivery Point contemplated for firm and interruptible transportation service on the Project.

2.2     Cooperation. During the term of this Precedent Agreement, Customer will support and cooperate with, and not oppose, obstruct, or interfere with, in any manner whatsoever, the efforts of Transporter to:

(a)     obtain each of the Approvals in a timely manner, including any supplements and amendments thereto;

(b)     provide the interstate interruptible and firm transportation service contemplated in this Precedent Agreement and the Firm Service Agreements; and

(c)     perform its obligations as contemplated by this Precedent Agreement and the Firm Service Agreements;

provided that nothing herein shall require Customer to support, or shall prevent Customer from opposing, any provision or term in any such filing by Transporter that Customer may believe in good faith is inconsistent with the terms of this Precedent Agreement.

2.3     Regulatory Filings and Support.

(a)     Customer shall not submit, and shall cause its Affiliates not to submit, any filing with, or otherwise participate in any proceeding before FERC or any other governmental or regulatory authority in a manner that reasonably would be expected to adversely affect Transporter’s development of the Project.

(b)     Upon request of Transporter, Customer shall submit to FERC, or other applicable governmental and regulatory authorities having competent jurisdiction over the Project, a pleading expressly supporting the Approvals and the Project facilities contemplated herein. In addition, Transporter agrees that Customer, at its own cost, may participate in any proceeding before FERC or any other governmental or regulatory authority related to Transporter’s rates or terms and conditions of service in a manner consistent with Customer’s obligations set forth in Section 2.2 and this Section 2.3.

(c)     Subject to Section 13 hereof, Customer agrees, on an ongoing basis, to provide such additional data and information to Transporter, as Transporter may reasonably require, to prosecute applications related to the Approvals.

2.4     Interconnection. When requested by Transporter, Customer agrees to support and cooperate with, and to not oppose, obstruct or otherwise interfere with, the efforts of Transporter to negotiate any definitive interconnection agreement consistent with its obligations hereunder.

3.

Open Season. Transporter shall have the right to conduct an open season(s) in accordance with applicable FERC requirements, whereby Transporter will offer interested parties an opportunity to submit a request for capacity on the Project (each such process an “Open Season”). [***]. This Precedent Agreement shall constitute Customer’s binding bid in any such Open Season.

4.	Firm Service.

4.1     Firm Service Agreement Execution. To effectuate the firm transportation service contemplated herein, within [***] of delivery to Transporter of a Facilities Notice pursuant to Section 5, or at such earlier time as Transporter and Customer determine is mutually beneficial for purposes of obtaining an Approval, Transporter shall tender to Customer and, within [***] of receipt from Transporter, Customer shall execute and return to Transporter: (a) one or more firm transportation service agreements pursuant to the applicable rate schedule set forth in the Tariff (each, as amended from time to time, a “Firm Service Agreement”) that contemplates the Increment(s) for which Customer has provided such Facilities Notice and (b) one or more negotiated rate letter agreement(s) (each, as amended from time to time, a “Negotiated Rate Letter Agreement”) for service on such Increment(s). The Firm Service Agreements and Negotiated Rate Letter Agreements shall incorporate the characteristics of the respective Increments, as set forth in Section 4.2 of this Precedent Agreement and as such characteristics may be identified and revised pursuant to Section 5, and shall be consistent with the substantive terms of this Precedent Agreement and Transporter’s Tariff. Transporter shall make reasonable revisions and amendments to the Firm Service Agreements and/or Negotiated Rate Letter Agreements as necessary in order to accommodate changes in the Reservation Rate and/or scope of the Project, [***], and Customer shall execute and return such revised or amended Firm Service Agreements and Negotiated Rate Letter Agreements within [***] of receipt from Transporter.

4.2     Firm Service Agreement Terms. The Firm Service Agreements and Negotiated Rate Letter Agreements, as applicable, shall incorporate the terms described in this Section 4.2.

(a)     Reservation Rate and Usage Charges. The Parties will enter into the Firm Service Agreements and Negotiated Rate Letter Agreements (as each may be amended pursuant to Section 4.1), which will specify the negotiated reservation rates (the “Reservation Rates”) and usage rates Customer will pay Transporter for the transportation services contemplated under the applicable Firm Service Agreement. In addition to the Reservation Rates and usage rates, Customer will pay Transporter all other applicable charges and surcharges as reflected in the Firm Service Agreements, Negotiated Rate Letter Agreements, and Tariff. At all times after the In-Service Date (as defined below), Customer shall pay the Reservation Rate set forth in the Firm Service Agreement, [***]. As further reflected in Section 5 of this Precedent Agreement, the Reservation Rate applicable to a given Increment will be determined based on the scope of the Project and related Project design, [***]. The Reservation Rates shall be as follows:

[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***].

(b)     [***].

(c)     Maximum Daily Quantity. The maximum daily quantity (“MDQ”) of gas that Transporter will be obligated to receive (exclusive of fuel and LAUF), transport, and deliver for Customer on a firm basis at any given time will depend on the total number of Increments for which Customer provides notice pursuant to Section 5 below. The aggregate of the MDQs for all Increments for which service is provided under an effective Firm Service Agreement, as such MDQ may be adjusted for any Increment MDQ Extension, shall be the “Total MDQ.”

(d)     Maximum Daily Receipt and Delivery Obligations.

(i)     The “MDRO” shall be the maximum daily quantity of gas that Transporter will be obligated to receive from Customer on a firm basis at a particular Receipt Point at any given time. Transporter’s obligation to receive the MDRO at a given Receipt Point is subject to execution of an appropriate interconnect agreement, using reasonable efforts to do so.

(ii)     The “MDDO” shall be the maximum daily quantity of gas that Transporter will be obligated to deliver to Customer on a firm basis at a particular Delivery Point at any given time. The Firm Service Agreements will detail the maximum MDDO that Customer can designate for each Delivery Point. Transporter’s obligation to deliver the MDDO at a given Delivery Point is subject to execution of an appropriate interconnect agreement, using reasonable efforts to do so.

(e)     Term.

(i)     The Parties’ rights and obligations with respect to each Increment shall be set forth in a Firm Service Agreement and Negotiated Rate Letter Agreement, with multiple Increments included on one Firm Service Agreement and one Negotiated Rate Letter Agreement if the In-Service Date for such Increments occurs on the same date. The “Primary Term” of each Firm Service Agreement as it relates to a given Increment and associated Increment MDQ shall commence on the In-Service Date for such Increment and shall continue in effect until the date that immediately precedes the twentieth (20th) anniversary of the In-Service Date for such Increment.

(ii)     Customer shall have the right to extend the term of service under each Firm Service Agreement (each an “Increment MDQ Extension”) [***] (each such extension term an “Extension Period”), in each case at up to one hundred percent (100%) of the applicable Increment MDQ in effect at such time under the extended Firm Service Agreement; provided that Customer may not increase an Increment MDQ under any Firm Service Agreement for any Extension Period of such Firm Service Agreement beyond the applicable Increment MDQ in effect immediately preceding such Extension Period. If Customer elects to exercise an Extension Period, Customer shall give Transporter notice thereof [***].

(iii)     Following the end of the last Extension Period elected for a given Firm Service Agreement pursuant to Section 4.2(e)(ii) (or if none, then following the end of the Primary Term of such Firm Service Agreement), the Firm Service Agreement shall remain in force from year to year thereafter with respect to the sum of the Increment MDQs then in effect under the Firm Service Agreement at the end of the last Extension Period of such Firm Service Agreement (or if none, then following the end of the Primary Term for such Firm Service Agreement) unless either Transporter or Customer notifies the other Party with written notice at least [***] prior to the end of such Extension Period or Primary Term that it elects to terminate the Firm Service Agreement. [***].

(iv)     Notwithstanding anything set forth in Section 4.2(a) above, the Reservation Rate applicable to any Increment during any Extension Period for such Increment MDQ shall be [***].

(f)     Primary Receipt Points. For each Increment, the primary Receipt Points Customer may elect under the Firm Service Agreement pursuant to any Facilities Notice shall be (each a “Primary Receipt Point”), each of which shall comply with Exhibit G:

(i)     [***]:

(A)	[***];

(B)	[***];

(C)	[***];

(D)	[***];

(E)	[***];

(F)	[***];

(G)	[***]; and

(H)	[***].

(ii)     [***]:

(A)	[***];

(B)	[***];

(C)	[***];

(D)	[***];

(E)	[***];

(F)	[***];

(G)	[***];

(H)	[***];

(I)	[***]; and

(J)	[***].

Transporter’s obligation to provide capacity at a given Receipt Point is subject to execution of an appropriate interconnect agreement, and Transporter shall be relieved of any obligation to establish a Receipt Point, and Customer shall have no termination right or other remedy hereunder, to the extent Transporter is unable to execute such interconnect agreement despite using reasonable efforts to do so. Transporter shall have no obligation to provide capacity at any Receipt Point if the Receipt Point is not located at a place where the applicable upstream pipeline crosses the designed route of the Project, as described in Section 4.2(f)(iii)(A), unless and until the upstream pipeline constructs an extension of its pipeline system to a location on such designed route to which Transporter and Customer mutually agree. [***].

(iii)     As of the Effective Date, each of the above listed points that is elected by Customer for the applicable Increment (subject to all of the conditions and other restrictions set forth in this Section 4.2(f)) shall be a “Primary Receipt Point”; provided, however, that until the date of the Initial Notice, the Primary Receipt Points shall be subject to change as certain points may be modified or removed over time in accordance with and subject to the following:

(A)

for any proposed modification to the location or MDRO of a Primary Receipt Point, Customer shall be entitled to select only such new Primary Receipt Points that are located at a point that crosses the designed route of the Project between (i) [***], and (ii) [***], any increase in costs directly attributable to or associated with any such modification in one or more Primary Receipt Points or MDRO for a given Primary Receipt Point, including additional taxes associated therewith, shall be borne by Customer [***];

(B)

if more than [***] interconnects are designated as Primary Receipt Points at any time or Transporter’s collective MDRO exceeds at any time [***] of Customer’s MDQ at such time, any increase in costs directly attributable to or associated with any such additional Primary Receipt Points or aggregate MDRO, including additional taxes associated therewith, shall be borne by Customer [***].

In the event the Primary Receipt Points are modified in accordance with the provisions hereof, the definition of Primary Receipt Points shall be automatically amended to reflect the then-current list of Primary Receipt Points.

(g)     Primary Delivery Points. For each Increment, the primary Delivery Point under the Firm Service Agreement(s) shall be the RGLNG Facility (Meter No. [to be assigned]) with the MDDO equal to the Total MDQ (the “Primary Delivery Point”). The interconnection facilities at the Primary Delivery Point shall comply with Exhibit G.

(h)     Fuel and LAUF. Customer shall pay Transporter the applicable fuel retainage set forth in the Negotiated Rate Letter Agreements for fuel consumption and lost and unaccounted for gas (“LAUF”), [***]. Customer shall pay Transporter the applicable electric power costs set forth in the Negotiated Rate Letter Agreements, [***]. Fuel, LAUF and electric power costs shall be limited to amounts reasonably allocable to Customer and subject to reasonable audit pursuant to the Tariff.

5.

Notices and Commencement of Service. As further set forth in this Section 5, Customer shall deliver to Transporter an Initial Notice, [***] and/or an Additional Increment Notice (such notices, collectively, the “Facilities Notices” and individually a “Facilities Notice”) for the Increments attributable to each liquefaction train at the RGLNG Facility for which Customer or Customer’s Affiliate issues a full notice to proceed with construction activities to its EPC contractor during the term of this Precedent Agreement.

5.1     [***]; Initial Notice. [***]. [***] Customer shall provide written notice to Transporter (the “Initial Notice”) of such FNTP.

(a)     The Initial Notice shall include the following information:

(i)     the number of Increments requested by Customer, which number set forth in the Initial Notice shall be [***];

(ii)     the estimated date by which Customer requires the Commissioning Period to commence (the “Required Completion Date”) and the estimated In-Service Date; and

(iii)     subject to Section 4.2(a) and Section 4.2(f), the Receipt Point(s) and MDRO for the Receipt Point(s) that Customer proposes to utilize with respect to the applicable Increment MDQ.

(b)     Transporter shall determine, in its sole discretion, the scope and design of facilities that are necessary and appropriate to provide Customer the services contemplated in this Precedent Agreement consistent with the information provided in the Initial Notice and at the Reservation Rates set forth in Section 4.2(a). Customer shall cause its Affiliate to grant Transporter all rights necessary to permit Transporter to use the site of the RGLNG Facility to the extent necessary to install, construct, operate, and maintain the pipeline battery limit station for the Project, consisting of [***], which will be located within the property boundary of the RGLNG Facility, subject to any relevant easement or access agreements that may be required under Customer’s Affiliate’s lease arrangements with the Brownsville Navigation District (“BND”).

(c)     [***].

(d)     The Required Completion Date for an Increment noticed in the Initial Notice shall be no earlier than [***] after the date Transporter receives the Initial Notice and no later than [***] after the date Transporter receives the Initial Notice.

(e)     [***].

5.2     Additional Increment Notices.

(a)     Customer shall notify Transporter when it desires to receive service for any Increment(s) not notified in the Initial Notice [***] (each such notice being an “Additional Increment Notice”). Customer’s right to provide an Additional Increment Notice shall extend until the earlier of Transporter’s construction of [***] of mainline Project capacity or the date on which the certificate(s) of public convenience and necessity issued to Transporter in order to provide such firm transportation capacity to Customer (as amended from time to time) expire(s) or is/are vacated without Transporter having constructed [***] of capacity. Each Additional Increment Notice shall include the information set forth in Section 5.1(a)(ii) and Section 5.1(a)(iii), but only with respect to the additional Increments requested. [***], Customer may not, and Transporter will not, modify any of the information or requirements for the Increments included in the Initial Notice [***].

(i)     If at the time Customer delivers a given Additional Increment Notice Transporter has received all FERC Approvals for all Increments included in prior Facilities Notices, then the Required Completion Date for any Increment included in the Additional Increment Notice may be no earlier than [***] after the date Transporter receives the Additional Increment Notice and no later than [***] after the date Transporter receives the Additional Increment Notice.

(ii)     If at the time Customer delivers a given Additional Increment Notice there are Increments included in any prior Facilities Notice for which Transporter has not received the FERC Approvals, then [***].

(b)     [***].

(c)     [***].

(d)     [***].

(e)     Transporter shall determine, in its sole discretion, the scope and design of facilities that are necessary and appropriate to provide Customer the services contemplated in this Precedent Agreement consistent with the information provided in the Initial Notice [***] and Additional Increment Notice; provided that the Reservation Rates applicable to Customer shall be as set forth in Section 4.2(a). Transporter shall include [***] the Project as modified to reflect the Additional Increment Notice consistent with the procedures set forth in Section 1.3.

5.3     [***].

5.4     After Customer provides the Initial Notice, Customer and Transporter shall be committed to develop the Project to accommodate the Project as set forth in the Initial Notice, including the Increments included therein, and Customer and Transporter shall be committed to pay for and provide, respectively, under Transporter’s applicable Tariff rate schedule on the Project gas transportation service associated with such Project. [***].

5.5     Customer shall not have the right to pursue, and Transporter shall have no further obligation to design, permit, construct or place into service, any additional Increments or changes in the scope of the Project not requested in compliance with the procedures and timeframes set forth in Section 5.1 and Section 5.2.

5.6     Determination of Commissioning Start Date and In-Service Date

(a)     The “Commissioning Start Date” for a given Increment shall be the first day of the month following the later of (i) the Proposed CSD (as defined below) and (ii) the date that Transporter has given notice to Customer that the Project facilities and ancillary facilities required to provide the applicable Increment MDQ have been substantially completed and Transporter is ready and able to provide transportation services in respect of such Increment MDQ in accordance with the Firm Service Agreement. No later than [***] prior to the Required Completion Date, Customer shall provide a date for the Commissioning Start Date (the “Proposed CSD”), which shall not be earlier than the Required Completion Date and no later than [***] after the Required Completion Date, and a “Proposed In-Service Date” for commencement of service under the Firm Service Agreement, which date shall not be more than [***] after the Required Completion Date nor earlier than the Proposed CSD. Along with such notice, Customer shall provide Transporter with a schedule of anticipated transportation services required during the Commissioning Period. The actual date on which Transporter shall commence providing transportation services in respect of a given Increment in accordance with the Firm Service Agreement (the “In-Service Date”) will be the later of (1) the Proposed In-Service Date and (2) the Commissioning Start Date.

(b)     With respect to each Increment, Customer will require transportation service for a period of time prior to each In-Service Date to support commissioning of the RGLNG Facility or expansion thereof, which period of time for such Increment shall commence on the Commissioning Start Date for such Increment and end on the earlier of (i) the date that is [***] after such Commissioning Start Date and (ii) the In-Service Date for such Increment (each such period of time, a “Commissioning Period”). [***].

5.7     Interim Transportation Service. If, at any time prior to the Required Completion Date for an applicable Increment (as determined pursuant to Section 5.6(a)), Transporter has completed construction of the Project facilities sufficient to provide service with respect to such Increment to Customer, Transporter may seek to obtain appropriate Approvals for, and may market the capacity associated with, such Increment, which will be offered first to Customer from the Primary Receipt Point(s) then available to the Primary Delivery Point, until the Required Completion Date, on the same terms and rates as would be applicable as of the In-Service Date for such Increment. Within [***] of receipt of such offer from Transporter, Customer shall notify Transporter whether it elects to receive such service on an interim basis prior to the Required Completion Date. For such interim period, Customer may elect to receive all or part of the capacity associated with such Increment and must specify the amount of capacity Customer elects to receive in its notice to Transporter. If Customer elects to receive such service, Transporter shall provide Customer interim transportation service as set forth in Transporter’s offer (as confirmed by Customer), and the Parties shall execute the agreement(s) that Transporter reasonably determines are necessary at the time in order to implement the provisions of this Section 5.7. To the extent that Customer does not elect to receive such interim transportation service, Transporter shall be free to utilize the pipeline capacity described in its notice to Customer until the Commissioning Start Date, including by entering into one or more agreements with third parties for the use of such capacity; provided, however, that notwithstanding Transporter’s provision of interim transportation service to third parties, Transporter shall be able to provide Customer with its full applicable MDQ on the Commissioning Start Date.

5.8     Transporter will undertake the design of the Project facilities and any other preparatory actions necessary for Transporter to complete and file application(s) for all Approvals related to the Project. From and after the Effective Date until termination of this Precedent Agreement, and notwithstanding whether Customer or Customer’s Affiliate has taken a final investment decision to proceed with the construction of the RGLNG Facility (“FID”) or issued FNTP or any Facilities Notice, subject to the terms and conditions of this Precedent Agreement, Transporter shall proceed (and Customer expressly authorizes Transporter to proceed) with efforts determined necessary or appropriate, in Transporter’s sole discretion, to obtain the Approvals as well as to proceed with the design of facilities, acquisition of materials, supplies, properties, rights-of-way, and any other necessary preparations to implement the firm transportation service under the Firm Service Agreements, as contemplated in this Precedent Agreement. [***].

6.

Transporter Obligation to Proceed with Project Development. Upon the Effective Date, Transporter shall proceed with due diligence as a reasonable and prudent operator to [***]. Upon satisfaction of the condition precedent set forth in Section 7 of this Precedent Agreement, or waiver of the same by Transporter and Customer, as applicable, Transporter shall proceed with due diligence as a reasonable and prudent operator to construct the authorized Project facilities and to implement the firm transportation service in accordance with Section 3 and Section 5 hereof.

6.1     [***].

6.2     [***].

7.	[***].

7.1     [***]. Transporter’s obligation to construct the Project and provide any Increment and Increment MDQ is expressly made subject to receipt by Transporter of the Initial Notice by December 31, 2023.

8.	Termination.

8.1     Customer Termination. If (i) for any reason other than Customer’s breach of this Precedent Agreement, gross negligence, or willful misconduct the condition precedent set forth in Section 7.1 has not been fully satisfied or waived, as applicable, by the applicable date specified therefor or (ii) [***], Customer may terminate this Precedent Agreement by providing written notice of termination to Transporter, which termination shall be effective (1) no less than [***] following a notice with respect to Transporter’s breach of Section 11 or (2) no less than [***]. Notwithstanding the foregoing, if the conditions giving rise to termination under this Section 8.1 are otherwise cured prior to the effective date of the noticed termination, then such termination will not be effective.

8.2     Transporter Termination. If (i) the condition precedent set forth in Section 7.1 has not been fully satisfied or waived, as applicable, by the applicable date specified therefor, (ii) [***], (iii) [***], or (iv) [***]. Notwithstanding the foregoing, if the conditions giving rise to termination under this Section 8.2 are otherwise cured prior to the effective date of the noticed termination, then such termination will not be effective. If Transporter terminates this Precedent Agreement as a result of [***], each of Customer and Transporter shall have all remedies otherwise available to it in law or equity; provided, however, that Customer’s aggregate liability for such termination shall not exceed [***].

8.3     Customer’s Rights Following Customer Termination. If Customer terminates this Precedent Agreement as a result of a [***], or if Transporter terminates this Precedent Agreement pursuant to [***].

8.4     Survival. Notwithstanding any termination of this Precedent Agreement, Sections 11 (except Section 11.3), 13, 16, and 18-25 (in each case to the extent not incorporated in the Firm Service Agreements) of this Precedent Agreement shall survive such termination as necessary to give full effect to such rights and/or obligations.

9.

Termination on In-Service Date of Last Increment. This Precedent Agreement shall be effective as of the Effective Date and, unless terminated earlier pursuant to the provisions of this Precedent Agreement, shall terminate by its express terms:

(a)     with respect to each Increment, on the In-Service Date of such Increment, and thereafter the Parties’ rights and obligations related to such Increment shall be determined pursuant to the terms and conditions of the Firm Service Agreements and Negotiated Rate Letter Agreements for such Increment and Transporter’s Tariff; and

(b)     in its entirety, on the In-Service Date for the last Increment included in a Facilities Notice, and thereafter the Parties’ rights and obligations shall be determined pursuant to the terms and conditions of the Firm Service Agreements and Transporter’s Tariff, and this Precedent Agreement shall be of no further force and effect by its express terms.

Notwithstanding any expiration or termination of this Precedent Agreement, for any reason, the rights and obligations of each Party that, by their nature, survive such termination or expiration, including but not limited to those regarding payment of amounts due hereunder, indemnification, and limitation of liability, shall each survive the expiration or termination of the Precedent Agreement to the extent necessary to give effect to any other surviving provision, and each Party will be liable for all of its accrued obligations hereunder up to and including the date on which the expiration or termination becomes effective.

10.

Pre-Service Costs. If (1) Transporter terminates this Precedent Agreement (and the Firm Service Agreements, if then executed) in whole or in part pursuant to [***], or (2) Customer terminates this Precedent Agreement in whole or in part pursuant to [***], then Customer shall, at the option and election of Transporter, reimburse Transporter for the Pre-Service Costs within [***] of Transporter’s invoice therefor. [***].

11.	[***].

11.1     [***].

11.2     [***].

11.3     [***].

11.4     [***].

11.5     [***].

11.6     [***]:

11.7     [***].

11.8     Notwithstanding anything in this Section 11 to the contrary, and without prejudice to the other rights and remedies of Transporter under this Agreement, if at any time and from time to time during the effectiveness of this Precedent Agreement and/or the Firm Service Agreements Transporter reasonably determines that Customer is not satisfying the requirements of this Section 11, Transporter shall notify Customer in writing, and Customer shall satisfy, or cause to be satisfied, such requirement(s) as soon as reasonably practicable, but in no event later than the close of the [***] following receipt of such notice.

11.9     [***]. Further, without prejudice to the other rights and remedies of either Party under this Agreement, Transporter shall have the right, but not the obligation, to suspend or terminate its performance under this Precedent Agreement and/or the Firm Service Agreements (if executed), [***] prior written notice following the expiration of any [***] notice period resulting from any notice given by Transporter pursuant to Section 11.8 until such time as Customer again satisfies the requirements of this Section 11.

11.10     This Section 11 shall remain in effect until all payment obligations under this Precedent Agreement and the Firm Service Agreements have been satisfied in full.

11.11     In the event Customer assigns this Precedent Agreement and/or the Firm Service Agreements, in accordance with the applicable assignment provision(s), the assignee shall be required to satisfy the requirements of this Section 11 until all payment obligations under this Precedent Agreement and the Firm Service Agreements have been satisfied in full.

12.	Representations and Warranties. Each Party represents and warrants, on its own behalf, that:

(a)     it is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation and has full power to (i) execute and deliver this Precedent Agreement and, (ii) subject to the Approvals, perform this Precedent Agreement;

(b)     all consents, licenses, clearances, authorizations and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution and delivery by it of this Precedent Agreement have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution and delivery of this Precedent Agreement;

(c)     except as otherwise expressly set forth herein, its execution, delivery and performance of this Precedent Agreement has been duly authorized by all necessary company or corporate and governmental action and does not contravene any provision of law or of its constitutional documents or any contractual restriction binding on it or its assets; and

(d)     it is legally bound by the terms of this Precedent Agreement and the terms of this Precedent Agreement are enforceable against it in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e)     In connection with this Precedent Agreement and the activities contemplated herein, neither Party will take any action, or omit to take any action, that would (i) cause that Party or the other Party to be in material violation of any Applicable Law applicable to that Party, or (ii) cause that Party or the other Party to be in violation, whether by virtue of the Party’s jurisdiction of incorporation or conduct of its business operations, of any Applicable Law applicable to such Party, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar statute, regulation, order or convention binding on such Party, as each may be amended from time to time, and including any implementing regulations promulgated pursuant thereto.

13.

Confidentiality. The substance and terms of this Precedent Agreement are confidential. Either Party may disclose the substance and terms of this Precedent Agreement to directors, officers, employees, representatives, agents, consultants, contractors, attorneys, auditors, lenders (and any lender’s independent engineer), and bona fide potential investors in or assignees of the disclosing Party or its Affiliates (collectively, “Representatives”), who have a need to know the terms of this Precedent Agreement and who have agreed to be bound by the confidentiality obligations of this Precedent Agreement. Customer and Transporter agree not to disclose or communicate, and shall cause their respective Representatives not to disclose or communicate, the substance or any of the terms of this Precedent Agreement to any other person, entity, firm, or corporation without the prior written consent of the other Party; provided that either Party may disclose the substance or terms of this Precedent Agreement as required by law, order, rule or regulation of any duly constituted governmental body or official authority having jurisdiction, subject to the condition that the disclosing Party first give the other Party [***] notice of same, or as much notice as possible under the circumstances, so that a protective order or other protective arrangements may be sought. Notwithstanding the foregoing, the Parties acknowledge that either Party may file a copy of this Precedent Agreement, or any of the agreements contemplated to be executed hereunder, with FERC in connection with the receipt of any approvals related to the subject matter hereof and, if so, will request confidential treatment of the Precedent Agreement and/or any of the agreements contemplated to be executed hereunder, as applicable; provided that either Party may file information with FERC or other regulatory authorities in a public manner disclosing the content of this Precedent Agreement, and/or any of the agreements contemplated to be executed hereunder, as applicable, as necessary or desirable in furtherance of other regulatory proceedings (or appeals thereof). Either Party may individually determine that such Party may be required to disclose to the Securities and Exchange Commission in one or more required filings certain matters pertaining to the execution of this Precedent Agreement by the Parties and/or any of the agreements contemplated to be executed hereunder. The Parties will cooperate in the issuance of any press release or other public statement to be issued contemporaneously with or after the execution of this Precedent Agreement, by means of providing any such press release or statement to the other Party in advance of the issuance of such press release or statement, allowing the other Party the opportunity to review and approve the proposed press release or statement before its issuance by the other Party, such approval not to be unreasonably withheld. The confidentiality requirements set forth in this Section 13 shall not apply to any agreement, or any specific provision of such agreement, that is otherwise subject to the confidentiality requirements of this Section , to the extent that such agreement, or such specific provision of such agreement, as applicable, has been made public in a manner that does not violate the provisions of this Section 13, and is not otherwise subject to a protective order or other protective arrangement. The provisions of this Section 13 are in addition to any other non-disclosure agreement in effect between the Parties and to the extent of any inconsistency the provision of this Section 13 shall prevail.

14.

Notices. All notices and other communications to Transporter or Customer may be given by electronic mail, facsimile transmission, or be hand delivered or sent by courier or overnight mail to such Party at its respective email address, fax number, or address as set forth below:

All notices and communications to Transporter shall be sent to:

[***]

with a copy to:

[***]

All notices and communications to Customer shall be sent to:

[***]

with a copy to:

[***]

Either Party may change its designee, address, and any other information applicable to its receipt of notices and communications hereunder by providing written notice of such change to the other Party in any manner set forth in this Section 14.

15.	Assignment.

15.1     Except as set forth in this Section 15, neither Customer nor Transporter may assign any of its rights or obligations under this Precedent Agreement without the prior written consent of the other Party hereto. Such consent shall not be unreasonably withheld, but the withholding of consent by a Party may be reasonable in certain circumstances, including but not limited to, a proposed assignment to a non-creditworthy assignee or to an entity who is (or who is affiliated with) a current competitor of the Party or any of its Affiliates. Any assignment in violation of this Section 15 shall be void ab initio.

15.2     Any company which succeeds by purchase, merger, or consolidation of title to the properties, substantially as an entirety, of Transporter or Customer, will be entitled to the rights and will be subject to the obligations of its predecessor in title under this Precedent Agreement.

15.3     Any Party to this Precedent Agreement may assign this Precedent Agreement and its rights hereunder as security for indebtedness. Each Party hereby agrees to timely execute and deliver such documents and certificates as are reasonably requested by the assigning Party or its lenders, or any agent or trustee therefor, in connection with any such collateral assignment; provided, however, that Transporter’s obligations pursuant to this sentence shall be subject to and as further set forth in Section 26 and, in the event of conflict between any terms set forth in this sentence and Section 26, the terms set forth in Section 26 shall prevail.

15.4     In the event of any assignment of this Precedent Agreement or the Firm Service Agreements by Customer or a permanent release of all or any portion of Customer’s capacity under the Firm Service Agreements, to the extent consistent with applicable law, Customer’s assignee or permanent replacement shipper, as the case may be, shall be required to comply with the provisions of Section 11 for the remaining term of this Precedent Agreement and, with respect to any assignment of the Firm Service Agreements, all requirements of FERC’s regulations and orders related to such assignment. Any assignment for which FERC Approval is required and denied shall be void ab initio.

15.5     Transporter may assign this Precedent Agreement to any entity that is an Affiliate of Transporter and that owns and operates the Project.

16.

Effect of Agreement and Modification. This Precedent Agreement will inure to the benefit of and be binding upon both of the Parties. This Precedent Agreement and its attachments, when executed, supersede and replace all prior agreements and understandings, whether oral or written, with respect thereto [***]. The Parties agree that the execution of this Precedent Agreement or the exhibits does not supersede and is without prejudice to any rights or obligations the Parties have to each other under separate and distinct agreements, including, but not limited to, existing service agreement(s) between Transporter and Customer. No modification of the terms and provisions of this Precedent Agreement will be made except by the execution of written amendments by Transporter and Customer.

17.	[***].

18.

No Third-Party Beneficiary. Except as expressly provided for in this Precedent Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person not a Party hereto any rights, remedies or obligations under or by reason of this Precedent Agreement.

19.

No Presumption. Each and every provision of this Precedent Agreement shall be considered as prepared through the joint efforts of the Parties and shall not be construed against either Party as a result of the preparation or drafting thereof. It is expressly agreed that no consideration shall be given or presumption made on the basis of who drafted this Precedent Agreement or any specific provision hereof.

20.

Interpretation. The recitals and representations appearing first above are hereby incorporated in and made a part of this Precedent Agreement. References in this Precedent Agreement to section and/or paragraph numbers refer to sections and/or paragraphs of this Precedent Agreement unless otherwise indicated. The headings contained in this Precedent Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Precedent Agreement.

21.

Limitation of Liability. THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY PUNITIVE, SPECIAL, EXEMPLARY, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR BUSINESS INTERRUPTIONS ARISING OUT OF OR IN ANY MANNER RELATED TO THIS PRECEDENT AGREEMENT, AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF OR THE SOLE, CONCURRENT OR CONTRIBUTORY NEGLIGENCE (WHETHER ACTIVE OR PASSIVE), STRICT LIABILITY (INCLUDING, WITHOUT LIMITATION, STRICT STATUTORY LIABILITY AND STRICT LIABILITY IN TORT) OR OTHER FAULT OF EITHER PARTY. THE IMMEDIATELY PRECEDING SENTENCE SPECIFICALLY PROTECTS EACH PARTY AGAINST SUCH PUNITIVE, EXEMPLARY, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES EVEN IF WITH RESPECT TO THE NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, STRICT LIABILITY OR OTHER FAULT OR RESPONSIBILITY OF SUCH PARTY; AND ALL RIGHTS TO RECOVER SUCH DAMAGES OR PROFITS ARE HEREBY WAIVED AND RELEASED.

22.

Governing Law and Exclusive Jurisdiction; WAIVER OF JURY TRIAL. This Precedent Agreement shall be governed by, construed, interpreted, and performed in accordance with the laws of the State of Texas, without recourse to any laws governing the conflict of laws. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Precedent Agreement or for recognition or enforcement of any judgment (“Proceedings”), each Party irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas and the United States District Court for the Southern District of Texas, located in Houston, Texas; and waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum, and waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such Party. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A JURY TRIAL. Each of the Parties hereto agrees that a final judgment in any such Proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

23.

Non-Waiver of Rights. Except as may be otherwise provided for with respect to a particular provision, failure or delay by a Party in exercising any right, power, or privilege hereunder shall not operate as a waiver thereof, nor shall any limited or partial exercise preclude any further exercise thereof or the exercise of any further right, power, or privilege hereunder.

24.	Counterparts. This Precedent Agreement may be executed in any number of counterparts, each of which will be an original, but such counterparts together will constitute one and the same instrument.

25.

Capitalized Terms. When used in this Precedent Agreement, and unless otherwise defined herein, capitalized terms shall have the meaning set forth in Transporter’s Tariff and as amended from time to time.

26.

Transporter Financing Cooperation and Due Diligence. Transporter agrees to use commercially reasonable efforts to assist and cooperate with Customer’s and/or its Affiliates’ respective efforts to obtain Financing from its prospective lenders (“Lenders”) and investors in the RGLNG Facility, including (a) cooperating with the reasonable requests of Lenders and investors in the RGLNG Facility and their agents; and (b) assisting with the due diligence requirements of Lenders and investors in the RGLNG Facility and their agents. In the event that a Lender identifies material issues or risks relating to the timely approval, development, construction, commencement of operations or operation of the Project that reasonably could materially impede Customer’s Financing process (excluding, for the avoidance of doubt, the rates set forth in the Transportation Service Agreement) (“Due Diligence Items”), Customer will send Transporter written notice of such Due Diligence Items and [***] Transporter will discuss any such Due Diligence Items with Lender and reasonably cooperate with Lender to address Lender’s reasonable concerns regarding the Financing process and the Project. If, following any such process, a Due Diligence Item remains unresolved, Customer shall send written notice to Transporter, and within the [***] period following notice that a Due Diligence Item remains unresolved, Customer and Transporter shall cause their senior management to meet promptly to discuss in good faith the Due Diligence Item and its effect on the Financing process, with the aim of seeking to identify a resolution. For the avoidance of doubt, Transporter shall be under no obligation to revise or amend this Precedent Agreement in order to address any Due Diligence Items.

27.

Non-Conforming Provisions. Transporter may file this Precedent Agreement and the Firm Service Agreements with FERC as part of any applicable FERC application or filing by Transporter for the Project, as required by applicable FERC regulations. Transporter shall determine which, if any, of the provisions to be included in the Firm Service Agreements may be non-conforming provisions pursuant to Section 154.112(b) of Title 18 of the Code of Federal Regulations and will request FERC approval of any such provisions. If any terms of this Precedent Agreement or the Firm Service Agreements are in any way modified by order, rulemaking, regulation, or policy of the FERC, then Transporter and Customer may mutually agree to amend the applicable agreement(s) to ensure that the original commercial intent of the Parties is preserved. If the Parties cannot achieve mutual agreement, the Parties will proceed under this Precedent Agreement and the Firm Service Agreements as modified by such order, rulemaking, regulation, or policy of the FERC.

28.	Exhibits. The following Exhibits are attached hereto and expressly made part of this Precedent Agreement:

Exhibit A:     [***]

Exhibit B:     [***]

Exhibit C:     [***]

Exhibit D:     [***]

Exhibit E:     [***]

Exhibit F:     [***]

Exhibit G:     [***]

Exhibit H:     [***]

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Precedent Agreement to be duly executed by their duly authorized representatives effective as of the date first written above.

Rio Grande LNG Gas Supply LLC

By: /s/ Matthew Schatzman

Name: Matthew Schatzman

Title: President

Rio Bravo Pipeline Company, LLC

By: /s/ Robert L. Huffman

Name: Robert L. Huffman

Title: President

EXHIBIT A TO PRECEDENT AGREEMENT

[***]

A-1

EXHIBIT B TO PRECEDENT AGREEMENT

[***]

B-1

EXHIBIT C TO PRECEDENT AGREEMENT

[***]

C-1

EXHIBIT D

[***]

D-1

EXHIBIT E

[***]

E-1

EXHIBIT F

[***]

F-1

EXHIBIT G

[***]

G-1

EXHIBIT H

[***]

H-1